                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 --------------




                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 2000

                         United Therapeutics Corporation
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-26301                 52-1984749
          ---------                     -------                 ----------
       (State or Other                (Commission            (I.R.S. Employer
       Jurisdiction of                File Number)        Identification Number)
        Incorporation)

              1110 Spring Street
              Silver Spring, MD                                  20910
----------------------------------------------             -------------------
   (Address of Principal Executive Offices)                    (Zip Code)


               Registrant's telephone number, including area code:

                                 (301) 608-9292
               --------------------------------------------------

This Amendment to the Current Report on Form 8-K/A filed on February 1, 2001 is being filed to include the financial information required by Item 7 of this Form 8-K relating to the acquisition by the Registrant of all of the assets and certain liabilities of Cooke Pharma, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                                                                                                                       Page Number
                                                                                                                       -----------
(a)  Financial Statements of Business Acquired.

        Report of Independent Public Accountants                                                                            4

        Cooke Pharma, Inc. Balance Sheets as of December 31, 1999 and 1998                                                  5

        Cooke Pharma, Inc. Statements of Operations for the Years Ended

            December 31, 1999 and 1998                                                                                      6

        Cooke Pharma, Inc. Statements of Shareholders' Equity for the Years Ended

            December 31, 1999 and 1998                                                                                      7

        Cooke Pharma, Inc. Statements of Cash Flows for the Years Ended

            December 31, 1999 and 1998                                                                                      8

        Notes to the Financial Statements                                                                                   9

(b)  Unaudited Interim Financial Statements of Business Acquired.

        Cooke Pharma, Inc. Balance Sheet as of September 30, 2000                                                           19

        Cooke Pharma, Inc. Statements of Operations for the Nine Month Periods

            Ended September 30, 2000 and 1999                                                                               20

        Cooke Pharma, Inc. Statements of Cash Flows for the Nine Month Periods

            Ended September 30, 2000 and 1999                                                                               21

        Notes to the Unaudited Interim Financial Statements                                                                 22

(c)  Unaudited Pro Forma Combined Financial Statements                                                                      23

        Unaudited Pro Forma Combined Balance Sheet as of September 30, 2000                                                 24

        Unaudited Pro Forma Combined Statement of Operations for the Year Ended

            December 31, 1999                                                                                               25

        Unaudited Pro Forma Combined Statement of Operations for the Nine Month

            Period Ended September 30, 2000                                                                                 26

        Notes to Unaudited Pro Forma Combined Financial Statements                                                          27

(d)  Exhibits

        2.1  Asset Purchase Agreement dated as of December 15, 2000 among UP
                 Sub, the Company and Cooke Pharma.* (Filed previously.)

        2.2. Registration Rights Agreement dated as of December 15, 2000 between the Company and Cooke Pharma. (Filed previously.)

        2.3  Escrow Agreement dated as of December 15, 2000 among the
            Company, UP Sub, Cooke Pharma and Mahon, Patusky, Rothblatt &
            Fisher, Chartered, as escrow agent. (Filed previously.)

        23.1 Consent of PricewaterhouseCoopers LLP.

       * The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange
       Commission upon request.

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 United Therapeutics Corporation
                                                 (Registrant)



Date:  March 2, 2001                      By:      /s/ Fred T. Hadeed
                                                 -------------------------------
                                                 Name:  Fred T. Hadeed
                                                 Title: Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Cooke Pharma, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Cooke Pharma, Inc. at December 31, 1999 and 1998, and the results of its operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

July 28, 2000
San Jose, California

COOKE PHARMA, INC.
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                                             DECEMBER 31,
                                                                                                             ------------
                                                                                                        1999               1998
                                                                                                        ----               ----
ASSETS
Current assets:
  Cash and cash equivalents                                                                      $      2,942,205   $     1,994,512
  Accounts receivable, net of allowance of $30,702 and $0, respectively                                   240,657            22,912
  Inventory                                                                                             1,393,842           153,093
  Other current assets and receivables                                                                     21,065            18,824
                                                                                                 ----------------   ---------------

     Total current assets                                                                               4,597,769         2,189,341

Property and equipment, net                                                                               358,429           451,662
Other assets                                                                                               16,250            16,250

     Total assets                                                                                $      4,972,448   $     2,657,253
                                                                                                 ----------------   ---------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                               $      1,395,277   $       332,038
  Accrued expenses                                                                                        176,864            63,672
  Capital lease obligation                                                                                 41,130            37,159
                                                                                                 ----------------   ---------------
     Total current liabilities                                                                          1,613,271           432,869

Capital lease obligation - less current portion                                                           127,771           168,901
                                                                                                 ----------------   ---------------
                                                                                                        1,741,042           601,770
                                                                                                 ----------------   ---------------

Commitments (Note 5)

Shareholders' equity
  Series A Preferred Stock, no par value
     Authorized:  664,999 shares;
     Issued and outstanding:  624,999 in 1999
     and 1998 (liquidation value:  $874,999)                                                              842,204           842,204
  Series B Preferred Stock, no par value
     Authorized:  4,000,000 shares;
     Issued and outstanding:  3,162,936 and 3,056,372 in 1999
     and 1998 respectively, (liquidation value:  $4,428,111)                                            4,428,111         4,291,521
  Series C Preferred Stock, no par value
     Authorized:  2,000,000 shares;
     Issued and outstanding:  1,205,149 and 0 in 1999
     and 1998 respectively, (liquidation value:  $2,410,298)                                            2,410,298                 -
  Series D Preferred Stock, no par value
     Authorized:  7,000,000;
     Issued and outstanding:  5,000,000 and 0 in 1999
     and 1998 respectively, (liquidation value:  $12,500,000)                                          12,358,587                 -
Common stock, no par value
     Authorized:  375,000,000
     Issued and outstanding:  3,992,656 and 3,885,989 in 1999
     and 1998, respectively                                                                               179,909           146,256
Accumulated deficit                                                                                   (16,987,703)       (3,224,498)
                                                                                                 ----------------   ---------------
        Total shareholders' equity                                                                      3,231,406         2,055,483
                                                                                                 ----------------   ---------------

           Total liabilities and shareholders' equity                                            $      4,972,448   $     2,657,253
                                                                                                 ----------------   ---------------

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                        YEARS ENDED
                                                        DECEMBER 31,
                                                    1999                  1998
Revenues                                       $  1,712,684          $     56,989
                                               ------------          ------------

Operating expenses:
     Cost of revenues                             1,528,873                20,997
     Research and development                     1,035,658               462,478
     Sales and marketing                         11,215,483               637,570
     General and administrative                   1,794,335             1,394,737
                                               ------------          ------------
              Total operating expenses           15,574,349             2,515,782
                                               ------------          ------------

Loss from operations                            (13,861,665)           (2,458,793)

Interest income, net                                 98,460                30,744
                                               ------------          ------------
Net loss                                       $(13,763,205)         $ (2,428,049)
                                               ============          ============

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                                                          TOTAL
                                                  PREFERRED STOCK               COMMON STOCK           ACCUMULATED    SHAREHOLDERS'
                                               SHARES        AMOUNT         SHARES        AMOUNT         DEFICIT         EQUITY
Balance at December 31, 1997                    350,000   $    842,204     4,088,450   $    109,985   $   (796,449)   $    155,740

Issuance of Series A Preferred Stock
    in exchange for equivalent shares
    of Common Stock in March 1998               274,999              -      (275,000)             -              -               -
Issuance of Common Stock at $0.50
    per share in June 1998 for services
    rendered                                          -              -        10,150          5,075              -           5,075
Issuance of Common Stock at $0.50
    per share in August 1998 for services
    rendered                                          -              -        62,389         31,196              -          31,196
Issuance of Series B Preferred Stock
    at $1.40 per share in March 1998
    through December 1998 for cash            3,011,872      4,216,621             -              -              -       4,216,621
Issuance of Series B Preferred Stock
    at $1.40 per share in June through
    November 1998 for services rendered          53,500         74,900             -              -              -          74,900
Net loss                                              -              -             -              -     (2,428,049)     (2,428,049)
                                            -----------   ------------   -----------   ------------   ------------    ------------

Balance at December 31, 1998                  3,690,371      5,133,725     3,885,989        146,256     (3,224,498)      2,055,483

Issuance of Common Stock at $0.50 per
    share in March 1999 for services
    rendered                                          -              -        12,000          6,000              -           6,000
Issuance of Common Stock at $0.50 per
    share in August 1999 for cash                     -              -        30,000         15,000              -          15,000
Issuance of Common Stock upon
    exercise of stock options                         -              -        44,667          2,653              -           2,653
Issuance of Common Stock at $0.50 per
    share in March 1999 in exchange for
    amendment to license agreement                    -              -        20,000         10,000              -          10,000
Issuance of Series B Preferred Stock at
    $1.40 per share in March 1999 through
    December 1999 for cash                       87,000        121,800             -              -              -         121,800
Issuance of Series B Preferred Stock at
    $1.40 per share in March 1999
    for services rendered                        10,564         14,790             -              -              -          14,790
Issuance of Series C Preferred Stock at
    $2.00 per share in February through
    May 1999 for cash                         1,103,500      2,207,000             -              -              -       2,207,000
Issuance of Series C Preferred Stock at
    $2.00 per share in March through
    September 1999 for services rendered        101,649        203,298             -              -              -         203,298
Issuance of Series D Preferred Stock at
    $2.50 per share in June through August
    1999 for cash, net of issuance costs of
    $141,414                                  4,807,344     11,876,946             -              -              -      11,876,946
Issuance of Series D Preferred Stock at
    $2.50 per share in September 1999
    upon conversion of note                     180,071        450,178             -              -              -         450,178
Issuance of Series D Preferred Stock at
    $2.50 per share in September 1999 for
    services rendered                            12,585         31,463             -              -              -          31,463
Net loss                                              -              -             -              -    (13,763,205)    (13,763,205)
                                            -----------   ------------   -----------   ------------   ------------    ------------

Balance at December 31, 1999                  9,993,084   $ 20,039,200     3,992,656   $    179,909   $(16,987,703)   $  3,231,406
                                            ===========   ============   ===========   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                 YEARS ENDED
                                                                                 DECEMBER 31,
                                                                           1999              1998
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                         $(13,763,205)     $ (2,428,049)
      Adjustments to reconcile net loss to net cash
           used in operating activities:
               Depreciation and amortization                                100,110            36,520
               Reserve for obsolete inventories                             511,760                 -
               Issuance of Common Stock in exchange
                    for services rendered                                     6,000            36,271
               Issuance of Preferred Stock in exchange
                    for services rendered                                   249,551            74,900
               Issuance of Common Stock in exchange
                    for amendment to license agreement                       10,000                 -
               Changes in assets and liabilities:
                    Accounts receivable                                    (217,745)          (22,912)
                    Inventory                                            (1,752,509)         (153,093)
                    Other assets                                             (2,241)          (16,541)
                    Accounts payable                                      1,063,239           290,089
                    Accrued expenses                                        113,192            59,545
                                                                       ------------      ------------
                         Net cash used in operating activities          (13,681,848)       (2,123,270)
                                                                       ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                                    (6,877)         (259,150)
                                                                       ------------      ------------
                         Net cash used in investing activities               (6,877)         (259,150)
                                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of Common Stock, net                            17,653                 -
      Proceeds from issuance of Preferred Stock, net                     14,205,746         4,216,621
      Proceeds from issuance of notes payable                               450,178                 -
      Repayment of capital lease obligations                                (37,159)          (16,275)
                                                                       ------------      ------------
                         Net cash provided by financing activities       14,636,418         4,200,346
                                                                       ------------      ------------

Net increase in cash and cash equivalents                                   947,693         1,817,926

Cash and cash equivalents at beginning of year                            1,994,512           176,586

Cash and cash equivalents at end of year                               $  2,942,205      $  1,994,512
                                                                       ============      ============

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
      Common Stock issued for services rendered                        $      6,000      $     36,271
                                                                       ============      ============
      Preferred Stock issued for services rendered                     $    249,551      $     74,900
                                                                       ============      ============
      Common Stock issued for amendment to license agreement           $     10,000      $          -
                                                                       ============      ============
      Preferred Stock issued upon conversion of notes payable          $    450,178      $          -
                                                                       ============      ============
      Acquisition of property and equipment under capital leases       $          -      $    222,335
                                                                       ============      ============

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

       Cooke Pharma (the "Company"), was incorporated in California on April 21, 1995 to develop formulations for the treatment of atherosclerosis through an understanding of the role of endothelium-derived nitric oxide in the disease process. In 1998, the Company launched HeartBar(R), the first medical food developed for the dietary management of cardiovascular disease.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       The Company's financial statements have been prepared on a basis of accounting which contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred cumulative losses of $17 million through December 31, 1999. The continued existence of the Company is dependent on the Company's ability to obtain adequate funding and eventually establish profitable operations (see Note 9 - Subsequent Events). The financial statements do not include any adjustments relating to the recoverability of assets and satisfaction and classification of liabilities that might be necessary should the Company be unable to continue in existence.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS
       The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents.

       CONCENTRATION OF CREDIT RISK AND RISKS AND UNCERTAINTIES
       The Company's cash and cash equivalents are maintained with two financial institutions in the United States. Deposits in these institutions may exceed the amount of insurance provided on such deposits.

       The Company operates in one business segment in the United States. To achieve profitable operations, the Company must successfully manufacture and market its product. These can be no assurance that the product can be manufactured at an acceptable cost or that the product will be successfully marketed. These factors could have a material adverse effect upon the Company's financial results.

       The Company sells primarily to wholesalers and retailers accounting for over 75% of the Company's revenues. For the year ended December 31, 1999, the Company had five primary customers.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       REVENUE RECOGNITION
       Revenues, other than those earned under consignment agreements, are recognized when products are shipped. Revenues under consignment agreements are recognized when product is sold to a third party by the consignee.

       INVENTORIES
       Inventories are stated at the lower of cost, determined on a first-in-first out method, or market.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives, generally three to ten years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful lives or the lease term.

       RESEARCH AND DEVELOPMENT
       Research and development costs are charged to operations as incurred.

       STOCK-BASED COMPENSATION
       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

       The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issue Task Force No. 96-18, "Accounting for Equity Instruments that are issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

       INCOME TAXES
       The Company accounts for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       RECENT ACCOUNTING PRONOUNCEMENTS
       In June 1998, the Financial Accounting Standards Board issued ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. In July 1999, the Financial Accounting Standards Board issued ("SFAS No. 137"), "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 deferred the effective date until fiscal years beginning after June 15, 2000. The Company has not engaged in hedging activities or invested in derivative instruments.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

3.     INVENTORY

       Inventories consist of the following:

                                             DECEMBER 31,
                                         1999          1998
Finished goods                      $ 1,905,602    $  153,093
Less:  Reserve for obsolescence        (511,760)            -
                                    -----------    ----------

                                    $ 1,393,842    $  153,093
                                    ===========    ==========

4.     PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:

                                                           DECEMBER 31,
                                                        1999           1998
Furniture and fixtures                               $  92,950      $  92,169
Computer and equipment                                 273,863        267,767
Leasehold improvements                                 136,418        136,418
                                                     ---------      ---------
                                                       503,231        496,354
Less:  Accumulated depreciation and amortization      (144,802)       (44,692)
                                                     ---------      ---------

Property and equipment, net                          $ 358,429      $ 451,662
                                                     =========      =========

       Property and equipment includes $222,335 of computer equipment under capital leases at December 31, 1999 and 1998. Accumulated amortization of assets under capital leases totaled $62,924 and $18,507 at December 31, 1999 and 1998, respectively.

5.     COMMITMENTS

       In July 1998, the Company entered into a noncancelable operating lease for a facility which expires in June 30, 2003. Rent expense for the years ended December 31, 1999 and 1998 was $68,000 and $54,910, respectively.

       Future minimum lease payments under noncancelable operating and capital leases are as follows:

YEAR ENDED                                          CAPITAL    OPERATING
DECEMBER 31,                                        LEASES       LEASES
2000                                               $ 56,470     $ 70,020
2001                                                 56,470       72,540
2002                                                 56,470       75,060
2003                                                 32,941       38,160
                                                   --------     --------
Total minimum lease payments                        202,351     $255,780
Less:  Amount representing interest                  33,450     ========
                                                   --------
Present value of capital lease obligations          168,901
Less:  Current portion                               41,130
                                                   --------

Long-term portion of capital lease obligations     $127,771
                                                   ========

       In May 1999, the Company entered into an Accounts Receivable Purchase Line (the "Line") with a Bank. Under the Line, the Company was able to sell to the Bank receivables up to a limit of $2,000,000. The Line expired in May 2000. At December 31, 1999, no amounts were due to the Bank under the line.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       In March 1997, the Company entered into a license agreement with Leland Stanford Junior University. Under this agreement the Company paid an upfront license fee of $50,000 and issued the licensor 50,000 shares of Common Stock. The Company is also obliged to pay a $10,000 annual royalty and an additional royalty on net sales of its products. The agreement expires 10 years from the date of the first commercial sale of the Company's product.

       In April 1999, the Company entered into a license agreement with New York Medical College. Under this agreement the Company paid an upfront license fee of $25,000 and issued the licensor 35,000 shares of Series C Preferred Stock. A further $25,000 is payable by the Company in April 2000 as well as a $10,000 annual royalty on net sales of its products. The agreement expires at the end of the term for which the Patent rights are granted.

6.     STOCKHOLDERS' EQUITY

       In June 1999, the Company issued convertible promissory notes for gross proceeds of $450,178. These notes were converted to Series D Preferred Stock in September 1999.

       Convertible Preferred Stock at December 31, 1999 consists of the following:

                                                               PROCEEDS
                                                                NET OF
                        SHARES               LIQUIDATION       ISSUANCE
SERIES         AUTHORIZED     OUTSTANDING       AMOUNT          COSTS
  A              664,999         624,999     $   874,999     $   842,204
  B            4,000,000       3,162,936       4,428,111       4,428,111
  C            2,000,000       1,205,149       2,410,298       2,410,298
  D            7,000,000       5,000,000      12,500,000      12,358,587
              ----------       ---------     -----------     -----------

              13,664,999       9,993,084     $20,213,408     $20,039,200
              ==========       =========     ===========     ===========

       The holders of Preferred Stock have various rights and preferences as follows:

       PREFERRED STOCK

       VOTING RIGHTS
       Holders of Series A, Series B, Series C, and Series D preferred stock ("Preferred Stock"), are entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

       Each Series of Preferred Stock shall be convertible into such a number of duly paid and non-assessable shares of common stock as is determined by dividing $1.40, $1.40, $2.00, and $2.50 for Series A, B, C and D, respectively, by the conversion price of that series, in effect at the time of the conversion. The initial conversion price shall be subject to adjustment, in order to adjust the number of shares of common stock into which each series of preferred stock is convertible. Each share of Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion price upon the closing of the offer and sale of capital stock to the public involving a pre-sale capitalization of at least $100,000,000 with gross proceeds of at least $30,000,000 for the account of the Company.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       DIVIDENDS
       The holders of outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, non-cumulative dividends at the annual rate of $0.11, $0.11, and $0.16 for Series A, B, and C, respectively, and cumulative dividends at an annual rate of $0.25 for Series D, payable in preference and priority to any payment of any dividend on common stock of the Company. No dividends or other distributions shall be made with respect to common stock, until all declared dividends on the Preferred Stock have been paid. No dividends on Preferred Stock or common stock have been declared by the Board from inception through December 31, 1999.

       LIQUIDATION PREFERENCES
       In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, holders of Preferred Stock shall be entitled to be paid, before any payment shall be made in respect of the Company's common stock, an amount equal to $1.40, $1.40, $2.00, and $2.50, for series A, B, C and D Preferred Stock, respectively, plus all declared and unpaid dividends thereon. After payment has been made to the holders of Preferred Stock under the aforementioned liquidation preferences, the remaining assets and funds of the Corporation legally available for distribution to shareholders, if any, shall be distributed ratably among the holders of Preferred Stock and the holders of Common Stock based upon the relative number of shares of Common Stock then outstanding assuming conversion into Common Stock of the total number of shares of Preferred Stock outstanding, provided however, that at such time as the distribution of liquidation of preferences equals $2.80, $2.80, $4.00 and $5.00, for series A, B, C and D, respectively, the holders of Preferred Stock will not be entitled to any further distributions.

       In March 1998, the Company issued warrants to purchase 519,363 shares of Common Stock to selected Series B Preferred shareholders at an exercise price of $1.40. The warrants expire in March 2003.

       In July and August 1999, the Company issued warrants to purchase 357,398,436 shares of Common Stock to selected Series D Preferred shareholders at an exercise price of $2.50. The warrants expire in March 2000. The warrants were valued using the Black-Scholes pricing model. The resulting fair value was not material.

7.     STOCK OPTION PLAN

       In 1995, the Company authorized the 1995 Stock Option Plan (the "Plan") under which the Board of Directors may issue incentive stock options to employees, including officers and members of the Board of Directors, who are also employees, and nonqualified stock options to employees, officers, directors and consultants and advisors of the Company. Under the Plan, incentive options to purchase the Company's common shares may be granted to employees at prices not lower than fair market value at the date of grant, as determined by the Board of Directors. Nonstatutory options (options which do not qualify as incentive options) may be granted to key employees, including directors and consultants, at prices not lower than 85% of fair market value at the date of grant (110% in certain cases), as determined by the Board of Directors.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       Activity under the plan is as follows:

                                                         OPTIONS OUTSTANDING
                                                      ----------------------------
                                                                        WEIGHTED
                                                                         AVERAGE
                                         SHARES                         EXERCISE
                                       AVAILABLE        NUMBER            PRICE
                                       FOR GRANT       OF SHARES        PER SHARE
Balances at December 31, 1997             658,400       2,328,600      $0.01-$2.50
    Additional shares authorized        1,500,000               -                -
    Options granted                    (1,041,600)      1,041,600             0.50
    Options exercised                           -         (72,539)            0.57
    Options canceled                    1,530,007      (1,530,007)            1.15
                                      -----------     -----------

Balances at December 31, 1998           2,646,807       1,767,654                -
    Reduction in shares authorized       (272,000)              -                -
    Options granted                    (1,262,528)      1,262,528             0.53
    Options exercised                           -         (44,667)            0.01
    Options canceled                      128,800        (128,800)            0.40
                                      -----------     -----------

Balances at December 31, 1999           1,241,079       2,856,715      $      0.40
                                      ===========     ===========

       The options outstanding and currently exercisable by exercise price at December 31, 1999 are as follows:

                                                                             OPTIONS CURRENTLY
                       OPTIONS OUTSTANDING                                      EXERCISABLE
--------------------------------------------------------------------    ----------------------------
                                       WEIGHTED
                                       AVERAGE            WEIGHTED                          WEIGHTED
                                      REMAINING           AVERAGE                           AVERAGE
EXERCISE            NUMBER           CONTRACTUAL          EXERCISE         NUMBER           EXERCISE
  PRICE          OUTSTANDING         LIFE (YEARS)          PRICE        OUTSTANDING          PRICE
$0.01-$0.03          725,137             6.5                $0.03          731,250           $0.02
   $0.10             140,000             6.8                $0.10          105,000           $0.10
   $0.50           1,759,683             8.8                $0.50          302,066           $0.50
   $0.75             201,895             9.8                $0.75                -               -
   $2.50              30,000             7.5                $2.50           15,000           $2.50
                   ---------                                             ---------

                   2,856,715             8.2                $0.40        1,153,316           $0.19
                   =========                                             =========

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       FAIR VALUE DISCLOSURES
       Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, there would have been no material impact on the Company's net loss for 1999 and 1998.

       The fair value of each employee option grant is estimated on the date of grant using the minimum value method assuming an expected life of five years, risk-free interest rate of 4.73% to 6.18% and expected dividend yield of zero percent. The weighted-average per share fair value of options granted to employees during 1999 and 1998 was $0.121 and $0.119, respectively.

       For options granted to consultants and other third-parties, the Company determined the fair value of the options using the Black-Scholes option pricing model with the following assumptions: expected life of five years; risk-free interest rates of 4.73% to 6.18%, expected dividend yield of zero percent and volatility of 60%. The resulting compensation cost was not material.

8.     INCOME TAXES

       The tax effects of temporary differences that give rise to significant components of the net deferred tax asset are as follows:

                                                              DECEMBER 31,
                                                        1999             1998
DEFERRED TAX ASSETS:
      Net operating loss carryforwards               $ 5,853,000      $   926,000
      Capitalized start-up costs                          15,000           15,000
      Capitalized research and development costs         326,000          326,000
      Other                                              239,000           26,000
                                                     -----------      -----------
                                                       6,433,000        1,293,000
      Less:  Valuation allowance                      (6,433,000)      (1,293,000)
                                                     -----------      -----------

                                                     $         -      $         -
                                                     ===========      ===========


       At December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $15,671,000 and $8,996,000, respectively, and federal and state credits of approximately $57,000 and $60,000, respectively, available to offset future regular and alternative minimum taxable income. The Company's federal and state net operating loss carryforwards expire between 2005 and 2019, if not used before such time to offset future taxable income or tax liabilities.

       The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has a change in ownership, utilization of the carryforwards could be restricted.

       The Company has established a 100% valuation allowance because at this time it appears more likely than not that no benefit will be realized for its deferred tax assets.

COOKE PHARMA, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

9.     SUBSEQUENT EVENTS

       In April 2000, the Company issued 1,220,000 shares of Series D Preferred Stock at $2.50 per share for gross proceeds of $3,050,000.

       On November 4, 2000, the Company signed a letter of intent with a third party for the third party to acquire all the assets of the Company.

10.    SUBSEQUENT EVENT TO DATE OF THE REPORT OF INDEPENDENT ACCOUNTANTS
       (UNAUDITED)

       On December 28, 2000, the Company completed the sale of all its assets and certain liabilities to United Therapeutics Corporation (United Therapeutics). The Company received 294,635 shares of common stock of United Therapeutics valued at approximately $15.7 million, subject to adjustment. In addition, the Company will receive cash royalties on future product sales of up to $49 million. The sale will be accounted for as a purchase.

COOKE PHARMA, INC.
BALANCE SHEET AS OF SEPTEMBER 30, 2000
(UNAUDITED)

ASSETS
Current assets:
    Cash and cash equivalents                                      $    608,082
    Accounts receivable, net of allowance of $997,982                   525,537
    Inventory                                                           339,660
    Other current assets and receivables                                566,961
                                                                   ------------
            Total current assets                                      2,040,240

Property and equipment, net                                             320,314
Other assets                                                             16,250
                                                                   ------------

            Total assets                                           $  2,376,804
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                               $    877,070
    Accrued expenses                                                    122,952
    Capital lease obligation                                             44,385
                                                                   ------------
            Total current liabilities                                 1,044,407

Capital lease obligation - less current portion                          94,063
                                                                   ------------
                                                                      1,138,470
                                                                   ------------
Shareholders' equity:
    Series A Preferred Stock, no par value
        Authorized:  664,999 shares;
        Issued and outstanding:  624,999 in 2000
        (liquidation value:  $874,999)                                  842,204
    Series B Preferred Stock, no par value
        Authorized:  4,000,000 shares:
        Issued and outstanding:  3,162,936 in 2000
        (liquidation value:  $4,428,111)                              4,428,111
    Series C Preferred Stock, no par value
        Authorized:  2,000,000 shares;
        Issued and outstanding, 1,205,149 in 2000
        (liquidation value:  $2,410,298)                              2,410,298
    Series D Preferred Stock, no par value
        Authorized:  7,000,000;
        Issued and Outstanding, 6,220,000 in 2000
        (liquidation value:  $12,500,000)                            15,374,082
    Common stock, no par value
        Authorized; 375,000,000
        Issued and outstanding:  4,084,747 in 2000
        respectively                                                    214,741
    Accumulated deficit                                             (22,031,102)
                                                                   ------------
                Total shareholders' equity                            1,238,334
                                                                   ------------

                    Total liabilities and shareholders' equity     $  2,376,804
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
STATEMENTS OF OPERATIONS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
(UNAUDITED)

                                                 2000              1999
Revenues                                    $  1,925,972      $  1,370,725
                                            ------------      ------------

Operating expenses:
      Cost of revenues                         1,388,766         1,410,476
      Research and development                   398,293           844,884
      Sales and marketing                      4,333,122         8,390,081
      General and administrative                 893,827         1,470,010
                                            ------------      ------------
               Total operating expenses        7,014,008        12,115,451
                                            ------------      ------------

Loss from operations                          (5,088,036)      (10,744,726)

Interest income, net                              44,637            69,160
                                            ------------      ------------

Net loss                                    $ (5,043,399)     $(10,675,566)
                                            ------------      ------------

   The accompanying notes are an integral part of these financial statements.

COOKE PHARMA, INC.
STATEMENTS OF CASH FLOWS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
(UNAUDITED)

                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                         2000              1999
                                                                     ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                        $ (5,043,399)     $(10,675,566)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
              Depreciation and amortization                                38,115            75,082
              Reserve for obsolete inventories                             21,961           511,760
              Issuance of Common Stock in exchange
                  for services rendered                                         -             6,000
              Issuance of Preferred Stock in exchange
                  for services rendered                                         -           249,551
              Issuance of Common Stock in exchange
                  for amendment to license agreement                            -            10,000
              Changes in assets and liabilities:
                  Accounts receivable                                    (284,880)         (510,325)
                  Inventory                                             1,032,221        (1,935,338)
                  Other assets                                           (545,896)          (31,498)
                  Accounts payable                                       (518,207)          319,698
                  Accrued expenses                                        (53,912)          384,835
                                                                     ------------      ------------
                       Net cash used in operating activities           (5,353,997)      (11,595,801)
                                                                     ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                        -            (5,865)
                                                                     ------------      ------------
                       Net cash used in investing activities                    -            (5,865)
                                                                     ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of Common Stock, net                           34,832            17,653
     Proceeds from issuance of Preferred Stock, net                     3,015,495        14,205,746
     Proceeds from issuance of notes payable                                    -           450,178
     Repayment of capital lease obligations                               (30,453)          (28,458)
                                                                     ------------      ------------
                       Net cash provided by financing activities        3,019,874        14,645,119
                                                                     ------------      ------------

Net increase in cash and cash equivalents                              (2,334,123)        3,043,453

Cash and cash equivalents at beginning of period                        2,942,205         1,994,512
                                                                     ------------      ------------

Cash and cash equivalents at end of period                           $    608,082      $  5,037,965
                                                                     ============      ============

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
     Common Stock issued for services rendered                       $          -      $      6,000
                                                                     ============      ============
     Preferred Stock issued for services rendered                    $          -      $    249,551
                                                                     ============      ============
     Common Stock issued for amendment to license agreement          $          -      $     10,000
                                                                     ============      ============
     Preferred Stock issued upon conversion of notes payable         $          -      $    450,178
                                                                     ============      ============

   The accompanying notes are an integral part of these financial statements.

       COOKE PHARMA INC.

       NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

       1.     Interim Financial Statements

       The accompanying unaudited financial statements of Cooke Pharma, Inc. (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of the Company's management, the financial statements reflect all adjustments necessary to present fairly the results of the Company's financial position as of September 30, 2000 and its operations and cash flows for the nine month periods ended September 30, 2000 and 1999. These adjustments are of a normal recurring nature. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of future financial results. Certain notes and other information have been condensed or omitted from the interim financial statements presented in this Form 8-K/A.

       2.     Barter Transactions

       The Company values barter exchanges of its inventory at the cost of the inventory. Profit is not recognized on these transactions. During the nine month period ended September 30, 2000, the Company exchanged inventory for credits to be used in the future. The barter credits are classified as other current assets and totaled approximately $307,000 at September 30, 2000.

       3.     Subsequent Event

       On December 28, 2000, the Company completed the sale of all its assets and certain liabilities to United Therapeutics Corporation (United Therapeutics). The Company received 294,635 shares of common stock of United Therapeutics valued at approximately $15.7 million, which number of shares is subject to adjustment within one year of the closing of the transaction. In addition, the Company will receive cash royalties on future product sales of up to $49 million. The sale will be accounted for as a purchase.

       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       The unaudited pro forma combined balance sheet gives effect to the acquisition of Cooke Pharma, Inc., completed by United Therapeutics Corporation on December 28, 2000, as if it had occurred on September 30, 2000.

       The unaudited pro forma combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Cooke Pharma, Inc. as if it had occurred on January 1, 1999. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2000 gives effect to the acquisition of Cooke Pharma, Inc. as if it had occurred on January 1, 2000.

       The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which United Therapeutics believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of United Therapeutics had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined balance sheet, statements of operations and related notes should be read in conjunction with the consolidated financial statements of United Therapeutics and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the financial statements of Cooke Pharma, Inc. and notes thereto included in this Current Report on Form 8-K.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2000
(DOLLARS IN THOUSANDS)

                                            HISTORICAL         HISTORICAL       ACQUISITION
                                              UNITED        COOKE PHARMA,INC.   ADJUSTMENTS             COMBINED
                                           THERAPEUTICS     -----------------   -----------             --------
                                            CORPORATION
                                            -----------
Assets                                          (a)                (b)              (c)
------
Current assets:
   Cash and cash equivalents               $ 224,287,827      $    608,082      $          -      $  224,895,909
   Investments                                14,256,455                 -                 -          14,256,455
   Accounts receivable                           581,969           525,537                 -           1,107,506
   Inventories                                 1,207,272           339,660                 -           1,546,932
   Prepaid expense                                46,996                 -                 -              46,996
   Other current assets                          454,859           566,961                 -           1,021,820
                                           -------------      ------------      ------------      --------------
      Total current assets                   240,835,378         2,040,240                 -         242,875,618
                                           -------------      ------------      ------------      --------------


Property, plant and equipment, net             3,918,618           320,314                 -           4,238,932
Certificate of deposit                           563,253                 -                 -             563,253
Goodwill and other intangible assets,
   net                                         2,094,339                 -         7,533,330  (d)      9,627,669
Investment in affiliate                        4,782,635                 -                 -           4,782,635
Other                                            247,022            16,250                 -             263,272
                                           -------------      ------------      ------------      --------------
      Total assets                         $ 252,441,245      $  2,376,804      $  7,533,330      $  262,351,379
                                           =============      ============      ============      ==============

Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
   Accounts payable                        $   3,328,785      $    877,070      $    203,434  (e) $    4,409,289
   Accrued expenses                            4,533,305           122,952                 -           4,656,257
   Current portion of notes and leases
      payable                                     29,247            44,385                 -              73,632
                                           -------------      ------------      ------------      --------------
      Total current liabilities                7,891,337         1,044,407           203,434           9,139,178

Notes and leases payable, excluding
   current portion                             1,762,778            94,063                 -           1,856,841
Other liabilities                                 13,823                 -                 -              13,823
                                           -------------      ------------      ------------      --------------
      Total liabilities                        9,667,938         1,138,470           203,434          11,009,842

Stockholders' equity:
   Preferred stock                                     -        23,054,695       (23,054,695) (f)              -
   Common stock                                  201,846           214,741          (211,795) (f)        204,792
Additional paid-in capital                   335,580,796                 -        15,668,984  (f)    351,249,780
Accumulated deficit                          (93,009,335)      (22,031,102)       14,927,402  (g)   (100,113,035)
                                           -------------      ------------      ------------      --------------
      Total stockholders' equity             242,773,307         1,238,334         7,329,896         251,341,537
                                           -------------      ------------      ------------      --------------
      Total liabilities and
        stockholders' equity               $ 252,441,245      $  2,376,804      $  7,533,330      $  262,351,379
                                           =============      ============      ============      ==============

         See notes to unaudited pro forma combined financial statements.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                    HISTORICAL        HISTORICAL       ACQUISITION
                                      UNITED       COOKE PHARMA, INC.  ADJUSTMENTS         COMBINED
                                   THERAPEUTICS    ------------------  -----------         --------
                                   CORPORATION
                                   -----------
Revenues:                              (h)                (i)              (c)
   Sales                           $    225,245      $  1,712,684                 -      $  1,937,929
   Grant revenue (note 3)               211,250                 -                 -           211,250
                                   ------------      ------------      ------------      ------------
       Total revenues                   436,495         1,712,684                 -         2,149,179
                                   ------------      ------------      ------------      ------------

Operating expenses:
  Research and development           30,715,255         1,035,658           349,035  (j)   32,099,948
  Sales and marketing                         -        11,215,483                 -        11,215,483
  General and administrative          4,977,983         1,794,335           198,863  (j)    6,971,181
  Cost of sales                         164,147         1,528,873            85,634  (k)    1,778,654
                                   ------------      ------------      ------------      ------------

    Total operating expenses         35,857,385        15,574,349           633,532        52,065,266
                                   ------------      ------------      ------------      ------------

    Loss from operations            (35,420,890)      (13,861,665)         (633,532)      (49,916,087)

Other income (expense):
  Interest income                     1,925,326           117,773                 -         2,043,099
  Interest expense                      (57,744)          (19,313)                -           (77,057)
  Other - net                            50,064                 -                 -            50,064
                                   ------------      ------------      ------------      ------------

    Total other income                1,917,646            98,460                 -         2,016,106
                                   ------------      ------------      ------------      ------------

        Net loss before income tax  (33,503,244)      (13,763,205)         (633,532)      (47,899,981)
Income tax (note 7)                      (3,454)                -                 -            (3,454)
                                   ------------      ------------      ------------      ------------

    Net loss                       $(33,506,698)     $(13,763,205)     $   (633,532)     $(47,903,435)
                                   ============      ============      ============      ============

Net loss per common share -
  basic and diluted (l)            $      (2.51)                                         $      (3.50)
                                   ============                                          ============

Weighted average number of
  common shares outstanding -
  basic and diluted (l)              13,374,294                             294,635        13,668,929
                                   ============                        ============      ============

         See notes to unaudited pro forma combined financial statements.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000

                                             HISTORICAL       HISTORICAL        ACQUISITION
                                               UNITED       COOKE PHARMA, INC.  ADJUSTMENTS         COMBINED
                                            THERAPEUTICS    ------------------  -----------         --------
                                             CORPORATION
                                             -----------
                                                  (m)              (n)              (c)
Revenues:
  Sales                                      $  1,109,591      $ 1,925,972      $          -      $  3,035,563
  Grant revenue                                   150,000                -                 -           150,000
                                             ------------      -----------      ------------      ------------
     Total revenues                             1,259,591        1,925,972                 -         3,185,563
                                             ------------      -----------      ------------      ------------

Operating expenses:
   Research and development                    42,848,352          398,293           261,776  (o)   43,508,421
   Sales and marketing                                  -        4,333,122                 -         4,333,122
   General and administrative                   7,924,105          893,827           149,147  (o)    8,967,079
   Cost of sales                                  918,417        1,388,766            96,299  (p)    2,403,482
                                             ------------      -----------      ------------      ------------
      Total operating expenses                 51,690,874        7,014,008           507,222        59,212,104
                                             ------------      -----------      ------------      ------------
      Loss from operations                    (50,431,283)      (5,088,036)         (507,222)      (56,026,541)

Other income (expense):
   Interest income                              6,709,370           78,903                 -         6,788,273
   Interest expense                               (90,201)         (34,266)                -          (124,467)
   Other - net                                     76,178                -                 -            76,178
                                             ------------      -----------      ------------      ------------
      Total other income                        6,695,347           44,637                 -         6,739,984
                                             ------------      -----------      ------------      ------------

      Net loss before income tax              (43,735,936)      (5,043,399)         (507,222)      (49,286,557)

Income tax                                              -                -                 -                 -
                                             ------------      -----------      ------------      ------------

      Net loss                               $(43,735,936)     $(5,043,399)     $   (507,222)     $(49,286,557)
                                             ============      ===========      ============      ============

Net loss per common share -
basic and diluted (l)                        $      (2.32)                                        $      (2.57)
                                             ============                                         ============

Weighted average number of
common shares outstanding -
basic and diluted (l)                          18,871,366                            294,635        19,166,001
                                             ============                       ============      ============


         See notes to unaudited pro forma combined financial statements.

       UNITED THERAPEUTICS CORPORATION NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       Note 1 - Pro Forma Adjustments for Acquisition of Cooke Pharma, Inc.

          a. Balance sheet of United Therapeutics Corporation as of September 30, 2000.

          b.  Balance sheet of Cooke Pharma, Inc. as of September 30, 2000.

          c. Represents adjustments for the Cooke Pharma, Inc. acquisition based on a purchase price of approximately $15.7 million through the issuance of 294,635 shares of United Therapeutics' common stock. Cooke Pharma may receive additional shares from the Company on the first anniversary of the closing if the average closing price of the Company's common stock over the 90 calendar days prior to the anniversary is less than $90.00 per share, in order that the value of all shares issued to Cooke Pharma equals the value of the shares issued to Cooke Pharma at the closing at $90.00 per share. If, however, such average closing price is less than $51.65 per share, the additional shares to be issued to Cooke Pharma shall not exceed a value equal to the difference between $90.00 and $51.65 per share. If the average anniversary closing price is greater than $99.00 per share, the number of shares of the Company's common stock issued as of the date of closing shall be adjusted as if it had a value of $99.00 at closing (for a total value not to exceed approximately $29.2 million), and the Company shall receive the remaining shares following the adjustment. The 294,635 shares of United Therapeutics' common stock were valued at the fair value of the 294,635 shares of stock issued using an average NASDAQ closing price of $14.84 which totalled approximately $4.4 million, plus the value of the potential additional shares that may be issued which totalled approximately $11.3 million (equivalent to the minimum guaranteed share price of $90.00 per share less the floor established in the agreement of $51.65 multiplied by 294,635 shares). Additionally, the Company agreed to pay a royalty ranging from 5.0% to 6.0% of net sales up to a maximum of $49.0 million in royalty payments.

          d. Represents the amount of purchase price allocated to the Cooke Pharma assembled workforce, core technology, patents, and the HeartBar(R) trade name. These intangibles totaled approximately $7.5 million and will be amortized in a straight line manner over terms of three to eighteen years.

          e. Represents the estimated legal and other costs related to the Cooke Pharma acquisition.

          f. Represents the elimination of Cooke Pharma's stockholder equity accounts, and the issuance of 294,635 shares of United Therapeutics' common stock valued as described above in note c.

          g. Represents the charge for acquired in-process research & development of $7.1 million and the elimination of Cooke Pharma's accumulated deficit. The charge is nonrecurring and therefore not included in the pro forma statements of operations.

          h. Statement of operations for United Therapeutics for the year ended December 31, 1999.

          i. Statement of operations for Cooke Pharma for the year ended December 31, 1999.

          j. Represents amortization expense totaling approximately $548,000 related to the intangibles acquired in the Cooke Pharma acquisition.

          k.  Represents royalty expenses totaling approximately $86,000.

          l. For the pro forma combined net loss per share (basic and diluted) and the weighted average share outstanding calculation, 294,635 shares of United Therapeutics common stock have been included as if the acquisition occurred on January 1, 1999 and January 1, 2000 for the pro forma unaudited financial statements for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

          m. Statement of operations for United Therapeutics for the nine months ended September 30, 2000.

          n. Statement of operations for Cooke Pharma for the nine months ended September 30, 2000.

          o. Represents amortization expense totaling approximately $411,000 related to the intangibles acquired in the Cooke Pharma acquisition.

          p.  Represents royalty expenses totaling approximately $96,000.

UNITED THERAPEUTICS CORPORATION
EXHIBIT INDEX

Exhibit No.                               Description
23.1                                      Consent of PricewaterhouseCoopers LLP